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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              R&D SYSTEMS COMPANY

     An original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE I

     The name of the Corporation is R&D Systems Company.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Ten Million One Hundred Four Thousand Five Hundred (10,104,500), of which (a) Fifty-Four Thousand Five Hundred (54,500) shares shall be designated preferred stock, par value $.01 per share, consisting of Twenty-Six Thousand (26,000) shares designated as Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"), Six Thousand Five Hundred (6,500) shares designated as Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock"), Nineteen Thousand Three Hundred Seventy-Five (19,375) shares designated as Senior Redeemable Preferred Stock, par value $.01 per share (the "Senior Redeemable Preferred Stock"), and Two Thousand Six Hundred Twenty-Five (2,625) shares designated as Junior Redeemable Preferred Stock, par value $.01 per share (the "Junior Redeemable Preferred Stock"), (b) Fifty Thousand (50,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock," and, collectively with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Senior Redeemable Preferred Stock and the Junior Redeemable Preferred Stock, the "Preferred Stock"), and (c) Ten Million (10,000,000) shares shall be designated common stock, par value $.01 per share (the "Common Stock").
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     The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

     A.   SERIES A CONVERTIBLE PREFERRED STOCK

          1.   ELECTION OF DIRECTORS:  VOTING.

               a. ELECTION OF DIRECTORS. The holders of outstanding shares of Series A Convertible Preferred Stock shall, voting separately as a separate class, be entitled to elect two (2) Directors (the "Director Designees"), with votes cast against such candidates and votes withheld having no legal effect. The election of the Director Designees by the holders of the Series A Convertible Preferred Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series A Convertible Preferred Stock called by holders of two-thirds of the outstanding shares of Series A Convertible Preferred Stock, or (iv) by the unanimous written consent of holders of the outstanding shares of Series A Convertible Preferred Stock. If at any time when any share of Series A Convertible Preferred Stock is outstanding a Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series A Convertible Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series A Convertible Preferred Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting together as a single class, with each outstanding share entitled to the same number of votes specified in Section A.1(b). The holders of outstanding shares of Series A Convertible Preferred Stock may, in their sole discretion, determine to elect less than two Director Designees from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

               b. VOTING GENERALLY. The holder of each share of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of Series B Convertible Preferred Stock and holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders. The holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which each share of Series A Convertible Preferred Stock could be converted pursuant to Section A.4 hereof on the record date for the vote or for written consent of stockholders, if applicable. In addition, the holders of the Series A Convertible Preferred Stock shall also be entitled to vote separately as a class with respect to those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.7) or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

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          2.   DIVIDENDS.  In the event the Board of Directors of the
Corporation shall declare a dividend payable upon outstanding shares of the Common Stock, the holders of the Series A Convertible Preferred Stock shall be entitled to the same amount of dividends per share of the Series A Convertible Preferred Stock as such holders would have been entitled had such holders' shares of Series A Convertible Preferred Stock been fully converted into shares of Common Stock pursuant to the provisions of Section A.4 hereof as of the record date for the determination of holders of shares of the Common Stock entitled to receive such dividend.

          3.   LIQUIDATION AND OTHER EXTRAORDINARY TRANSACTIONS.

               a. LIQUIDATION PREFERENCE. Upon (i) any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), or (ii) (w) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Corporation immediately prior to such event), (x) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (y) any purchase by any party (other than one of the Investors (as such term is defined in that certain Stockholders' Agreement dated as of March 14, 1996 among the Corporation and certain stockholders of the Corporation)) of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, or (z) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation (each an "Extraordinary Transaction"), each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings:

                    (i) on a parity with the payment of the Senior Series B Convertible Liquidation Amount (as defined in Section B.3) due on any outstanding Series B Convertible Preferred Stock and the Senior Redeemable Liquidation Amount (as defined in Section C.3) due on any outstanding Senior Redeemable Preferred Stock, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock (including, without limitation, the Junior Redeemable Preferred Stock), an amount in cash equal to $596.15384 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock) (the "Senior Series A Convertible Liquidation Amount"); provided, however, that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Senior Series A Convertible Liquidation Amount, the Senior Series B Convertible Liquidation Amount and the Senior Redeemable Liquidation Amount are not paid in full, the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Senior Redeemable Preferred Stock, if any, shall share ratably in any distribution of assets in proportion to such respective preferential amounts; and

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                    (ii) after the payment of the Senior Series A Convertible
Liquidation Amount, the Senior Series B Convertible Liquidation Amount and the Senior Redeemable Liquidation Amount, and (except for payments contemplated by clause (B) below which shall be made on a parity with payments to the holders of Common Stock) before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock (including, without limitation, the Junior Redeemable Preferred Stock or with respect to the Series B Convertible Preferred Stock, the Junior Series B Convertible Liquidation Amount and the Residual Series B Convertible Liquidation Amount (as such terms are defined in Section B.3)), an amount equal to the greater of: (A) $403.84616 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock); or (B) the amount such holder would have received as a result of such Liquidation Event or Extraordinary Transaction after the Senior Series A Convertible Liquidation Amount shall have been paid in full, the Senior Series B Convertible Liquidation Amount and the Junior Series B Convertible Liquidation Amount shall have been paid in full, the Senior Redeemable Liquidation Amount, if any, shall have been paid in full and the Junior Redeemable Liquidation Amount (as defined in Section D.3) shall have been paid in full to the holders of the Junior Redeemable Preferred Stock and any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock, (ii) issuable upon conversion of the shares of Series A Convertible Preferred Stock held by a holder of Series A Convertible Preferred Stock pursuant to Section A.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction or (iii) issuable upon conversion of the shares of Series B Convertible Preferred Stock held by a holder of Series B Convertible Preferred Stock pursuant to Section B.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (the "Residual Series A Convertible Liquidation Amount" and, together with the Senior Series A Convertible Liquidation Amount, the "Total Series A Convertible Liquidation Amount"); provided, however, that if, upon any Liquidation Event or Extraordinary Transaction, the Residual Series A Convertible Liquidation Amount is not paid in full, the holders of the Series A Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Upon payment in full of the Total Series A Convertible Liquidation Amount in accordance with the terms hereof, the holders of the Series A Convertible Preferred Stock shall not have any conversion rights hereunder.

               b. CONVERSION RIGHTS NOT IMPAIRED. Except to the extent that the holders of Series A Convertible Preferred Stock shall have been paid in full under Section A.3(a), nothing in this Section A.3 shall in any way limit the right of conversion of the holders of the Series A Convertible Preferred Stock under Section A.4.

               c. NON-CASH CONSIDERATION. Notwithstanding the provisions of Section A.3(a), in connection with any Extraordinary Transaction, the holders of Series A Convertible Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation, in cash solely to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable) in such

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other consideration (valued as provided below) as is delivered in such
Extraordinary Transaction in an amount equal to the Total Series A Convertible Liquidation Amount.

     Any securities or other consideration to be delivered to the holders of the Series A Convertible Preferred Stock upon any Extraordinary Transaction shall be valued as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis), provided that if the Corporation and the holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis) are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but reasonably acceptable to the holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis).

               d. SURRENDER OF CERTIFICATES. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series A Convertible Preferred Stock shall be entitled under this Section A.3. Upon receipt of such payment, each holder of shares of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Convertible Preferred Stock, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), and each surrendered certificate shall be canceled and retired.

               e. NOTICE. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each holder of Series A Convertible Preferred Stock notice in accordance with Section A.8 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series A Convertible Preferred Stock each holder of Series A Convertible Preferred Stock would receive pursuant to the provisions of Section A.3(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such

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Extraordinary Transaction, the valuation of the Corporation at the time of such
Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

          4. CONVERSION. The holders of the Series A Convertible Preferred Stock shall have the following conversion rights:

               a. VOLUNTARY CONVERSION. At any time, each holder of shares of Series A Convertible Preferred Stock shall be entitled, without the payment of any additional consideration, to cause each outstanding share of Series A Convertible Preferred Stock held by such holder to be converted into (i) the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series A Conversion Price (as defined in this Section A.4(a)) then in effect at the time of conversion into the Conversion Value of the Series A Convertible Preferred Stock, which shall initially be $1.000 per share, and (ii)
 .59615384 of a fully paid and nonassessable share of Senior Redeemable Preferred Stock. The "Series A Conversion Price" shall be $10.00 per share of Common
Stock, subject to adjustment from time to time as provided in Section A.5 hereof. If a holder of shares of Series A Convertible Preferred Stock elects to convert the outstanding shares of Series A Convertible Preferred Stock at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion. If a holder of Series A Convertible Preferred Stock elects to convert under this Section
A.4(a), such holder shall deliver to the Corporation a written notice of conversion specifying (i) the number of shares of Series A Convertible Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and Senior Redeemable Preferred Stock and for any Series A Convertible Preferred Stock not to be so converted to be issued and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               b. AUTOMATIC CONVERSION. Each share of Series A Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock and Senior Redeemable Preferred Stock on the basis provided in Section A.4(a) above upon (i) the written election of the holder or holders of not less than two-thirds in voting power of the outstanding shares of Series A Convertible Preferred Stock or (ii) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public at an initial public offering price of not less than $20.00 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) and resulting in proceeds received by the Corporation, net of underwriting discounts and commissions, of at least $30,000,000 (a "Qualified Public Offering"); provided that, in connection with any conversion resulting from a Qualified Public Offering, each holder of Series A Convertible Preferred Stock shall receive in lieu of shares of Senior Redeemable Preferred Stock and notwithstanding anything herein to the contrary, payment in full of the redemption price for each share of Senior Redeemable Preferred Stock to which such holder is entitled under Section C.4.

               c. CONVERSION PROCEDURES. Any holder of Series A Convertible Preferred Stock converting such shares into shares of Common Stock and Senior Redeemable

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Preferred Stock, or whose shares are automatically converted pursuant to Section
A.4(b), shall surrender the certificate or certificates representing the Series
A Convertible Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series A Convertible Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock and Senior Redeemable Preferred Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series A Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Convertible Preferred Stock which shall not have been converted. The issuance of certificates for Common Stock and Senior Redeemable Preferred Stock upon conversion of Series A Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section
A.4(c), in the event that the holders of shares of Series A Convertible
Preferred Stock elect to convert such shares in connection with any Liquidation Event or Extraordinary Transaction, the holders shall deliver notice of such conversion no later than five (5) days before the occurrence of such Liquidation Event or the closing of such Extraordinary Transaction and such notice shall be effective as of, and shall in all cases be subject to, the occurrence of such Liquidation Event or closing of such Extraordinary Transaction. If such Liquidation Event or Extraordinary Transaction occurs, all outstanding shares of Series A Convertible Preferred Stock elected to be converted shall be deemed to have been converted into shares of Common Stock and Senior Redeemable Preferred Stock immediately prior thereto, and the Corporation shall make appropriate provisions (i) for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event or Extraordinary Transaction and (ii) for the payment of the Senior Redeemable Liquidation Amount in connection with any Liquidation Event or the redemption of the Senior Redeemable Preferred Stock (issued upon such conversion) upon election of such redemption in connection with any Extraordinary Transaction, if applicable, as provided herein.

               d. EFFECTIVE DATE OF CONVERSION. The issuance by the Corporation of shares of Common Stock and Senior Redeemable Preferred Stock upon a conversion of Series A Convertible Preferred Stock into shares of Common Stock and Senior Redeemable Preferred Stock at the option of the holder(s) thereof pursuant to Section A.4(a) or A.4(b) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or

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accompanied by duly executed stock powers relating thereto) or delivery of an
Affidavit of Loss with respect to such certificates. The issuance by the Corporation of shares of Common Stock and Senior Redeemable Preferred Stock upon a conversion of Series A Convertible Preferred Stock into Common Stock and Senior Redeemable Preferred Stock pursuant to Section A.4(b) hereof upon a Qualified Public Offering shall be deemed to be effective immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock and Senior Redeemable Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Senior Redeemable Preferred Stock.

               e. NO IMPAIRMENT. The Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section A.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the Series A Convertible Preferred Stock and the Senior Redeemable Preferred Stock against impairment.

               f. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Senior Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock such number of its shares of Common Stock and Senior Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Senior Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Senior Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose.

               g. NO CLOSING OF TRANSFER BOOKS. The Corporation shall not close its books against the transfer of shares of Series A Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Convertible Preferred Stock.

          5.   ADJUSTMENTS.

               a. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A

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Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

               b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Series A Conversion Price of the Series A Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

               c. In case, at any time after the date hereof, of any capital reorganization (other than a reorganization constituting an Extraordinary Transaction), or any reclassification of the stock of the Corporation (other than as a result of a stock dividend payable on shares of Common Stock in the form of Common Stock or subdivision, split-up or combination involving the Common Stock), the shares of Series A Convertible Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he or it had converted his or its shares of Series A Convertible Preferred Stock into Common Stock and Senior Redeemable Preferred Stock. The provisions of this clause (c) shall similarly apply to successive capital reorganizations or reclassifications.

               d. All calculations under this Section A.5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               e. Upon the occurrence of each adjustment or readjustment pursuant to this Section A.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price before and after such adjustment or readjustment, and
(iii) the number of shares of Common Stock and Senior Redeemable Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

          6.   REDEMPTION.

               a. MANDATORY REDEMPTION. Upon the election of the holder or holders of two-thirds in voting power of the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis) made at any time on or before March 1, 2001, the Corporation shall, to the extent it may do so under applicable law, redeem all of the outstanding shares of Series A Convertible Preferred Stock pursuant to this Section A.6 in three equal installments on March 31, 2001,

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March 31, 2002 and March 31, 2003 (each, a "Redemption Date") and the Series B
Convertible Preferred Stock pursuant to Section B.6. The foregoing election shall be made by such holders giving written notice on or before March 1, 2001 to the Corporation and each of the other holders of Series A Convertible Preferred Stock.

               b. REDEMPTION PRICE. Upon the election to cause the Corporation to redeem the Series A Convertible Preferred Stock pursuant to Section A.6(a), all holders of Series A Convertible Preferred Stock shall be deemed to have elected to cause the Series A Convertible Preferred Stock to be so redeemed. The redemption price for each share of Series A Convertible Preferred Stock redeemed pursuant to this Section A.6 shall be the sum of (x) the Total Series A Convertible Liquidation Amount, plus (y) any unpaid dividends to which such holder of outstanding shares of Series A Convertible Preferred Stock is entitled under Section A.2 and Section A.6(d) hereof (the "Series A Convertible Preferred Redemption Price"); provided, however, that if at a Redemption Date shares of Series A Convertible Preferred Stock are unable to be redeemed (as contemplated by Section A.6(c) below), in addition to the Series A Convertible Preferred Redemption Price the holders of Series A Convertible Preferred Stock shall be entitled to any interest accrued pursuant to Section A.6(c). The Series A Convertible Preferred Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the full Series A Convertible Preferred Redemption Price, including any interest thereon, has been paid in cash for all shares of Series A Convertible Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the dividends accruing on the Senior Redeemable Preferred Stock); and (B) no shares of capital stock of the Corporation (other than the Series A Convertible Preferred Stock in accordance with this Section
A.6 and, with respect to the Senior Series B Convertible Liquidation Amount, the Series B Convertible Preferred Stock in accordance with Section B.6) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, other than pursuant to vesting, first refusal or repurchase provisions of agreements with employees, officers, directors or consultants of the Corporation in which the Corporation repurchases shares of capital stock of the Corporation at the original purchase price paid therefor by the applicable individual.

               c. INSUFFICIENT FUNDS FOR REDEMPTION. If, at a Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Series A Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock (and, if applicable, the Senior Redeemable Preferred Stock) in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to Section A.6, then during the period from the applicable Redemption Date through the date on which such unredeemed shares are redeemed, the applicable Series A Convertible Preferred Redemption Price of such shares shall bear interest at the greater of twelve percent (12%) per annum or five percent (5%) over the then prevailing prime rate, which interest shall be compounded annually.

               d. DIVIDEND AFTER REDEMPTION DATE. From and after a Redemption Date, no shares of Series A Convertible Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section A.2 hereof; provided, however, that in the event that shares of Series A Convertible Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section A.6(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.6(b) and A.6(c) until the date on which such shares are actually redeemed by the Corporation.

               e. SURRENDER OF CERTIFICATES. Upon receipt of the applicable Series A Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Series A Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series A Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series A Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired.

          7. COVENANTS. So long as any shares of Series A Convertible Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series A Convertible Preferred Stock and having obtained the affirmative vote or written consent of the holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, with each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote per share of Series A Convertible Preferred Stock held by such holder:

               a. make any amendment to the Corporation's Amended and Restated Certificate of Incorporation or by-laws or enter into any agreements that materially adversely affect the rights of the holders of Series A Convertible Preferred Stock;

               b. reclassify any capital stock;

               c. issue any shares of Common Stock (other than with respect to options for management) or issue any shares of capital stock of the Corporation which are senior to or on parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Senior Redeemable Preferred Stock with respect to dividends, conversion, liquidation or redemptions or with any special voting rights;

               d. create, incur, assume or be liable or permit to exist, any indebtedness for borrowed money, other than indebtedness permitted under that certain Stock

Purchase Agreement dated as of March 14, 1996 by and among the Corporation, the Investors and other parties thereto (the "Stock Purchase Agreement");

               e. redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) or pay any interest or dividend on or make a distribution on any share or shares of capital stock of the Corporation except as provided herein or permitted under the Stock Purchase Agreement;

               f. effect (I) any Liquidation Event, (II) any Extraordinary Transaction or any other sale or transfer of all or any substantial portion of the properties and assets of the Corporation or any subsidiary of the Corporation, (III) any recapitalization of the Corporation or (IV) any other transaction or series of related transactions which results in the disposition of more than fifty percent (50%) of the voting power of the Corporation except as permitted under the Stock Purchase Agreement;

               g. purchase or otherwise acquire the capital stock of, assets comprising the business of, obligations of or any interest in, any other corporation or business entity except as permitted under the Stock Purchase Agreement; or

               h. increase the authorized number of Directors of the Corporation.

          8.   NOTICE.

               a. LIQUIDATION EVENTS, EXTRAORDINARY TRANSACTIONS, ETC. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event (as defined in Section A.3), any Extraordinary Transaction (as defined in Section A.3) or any Qualified Public Offering (as defined in Section A.4) becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Convertible Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction or Qualified Public Offering is expected to become effective, and
(C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

               b. WAIVER OF NOTICE. The holder or holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

               c. GENERAL. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series A Convertible Preferred Stock.

          9. NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          10. WAIVER. The holder or holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

     B.   SERIES B CONVERTIBLE PREFERRED STOCK

          1. VOTING GENERALLY. The holder of each share of Series B Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of Series A Convertible Preferred Stock and holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders. The holder of each share of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which each share of Series B Convertible Preferred Stock could be converted pursuant to Section B.4 hereof on the record date for the vote or for written consent of stockholders, if applicable. Except as provided in this Section B.1, the holders of the Series B Convertible Preferred Stock shall not be entitled to vote on any other matters. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

          2. DIVIDENDS. In the event the Board of Directors of the Corporation shall declare a dividend payable upon outstanding shares of the Common Stock, the holders of the Series B Convertible Preferred Stock shall be entitled to the same amount of dividends per share of the Series B Convertible Preferred Stock as such holders would have been entitled had such holders' shares of Series B Convertible Preferred Stock been fully converted into shares of Common Stock pursuant to the provisions of Section B.4 hereof as of the record date for the determination of holders of shares of the Common Stock entitled to receive such dividend.

          3.   LIQUIDATION AND OTHER EXTRAORDINARY TRANSACTIONS.

               a. LIQUIDATION PREFERENCE. Upon any Liquidation Event or Extraordinary Transaction each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings:

                    (i) on a parity with the payment of the Senior Series A Convertible Liquidation Amount and the Senior Redeemable Liquidation Amount, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock (including, without limitation, the Junior Redeemable Preferred Stock), an amount in cash equal to $596.15384 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Convertible Preferred Stock) (the "Senior Series B Convertible Liquidation Amount"); provided, however, that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Senior Redeemable Preferred Stock are not paid in full, the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Senior Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and

                    (ii) after the payment of the Senior Series A Convertible Liquidation Amount, the Senior Series B Convertible Liquidation Amount and the Senior Redeemable Liquidation Amount and the payment of $403.84616 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock) to the holders of the Series A Convertible Preferred Stock as provided in Section B.3(a)(ii), on a parity with the payment of the Junior Redeemable Liquidation Amount and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount in cash equal to $403.84616 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Convertible Preferred Stock) (the "Junior Series B Convertible Liquidation Amount"); provided, however, that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Series B Convertible Preferred Stock and the Junior Redeemable Preferred Stock are not paid in full, the holders of the Series B Convertible Preferred Stock and the Junior Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and

                    (iii) after the payment of the Senior Series A Convertible Liquidation Amount, the Senior Series B Convertible Liquidation Amount, the Junior Series B Convertible Liquidation Amount, the Senior Redeemable Liquidation Amount and the Junior Redeemable Liquidation Amount, and on a parity with any amount paid or distributed to the holders of Common Stock, an amount equal to the amount such holder would have received as a result of such Liquidation Event or Extraordinary Transaction after the Senior Series A Convertible Liquidation Amount shall have been paid in full, the Senior Series B Convertible Liquidation Amount and the Junior Series B Convertible Liquidation Amount shall have been paid in full, the Senior Redeemable Liquidation Amount shall have been paid in full and the Junior Redeemable Liquidation Amount shall have been paid in full and any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock, (ii) issuable upon conversion of the shares of Series A Convertible Preferred Stock held by a holder of Series A Convertible Preferred Stock pursuant to Section A.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction or (iii) issuable upon conversion of the shares of Series B Convertible Preferred Stock held by a holder of Series B Convertible Preferred Stock pursuant to Section B.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (the "Residual Series B Convertible Liquidation Amount" and, together with the Senior Series B Convertible Liquidation Amount and the Junior Series B Convertible Liquidation Amount, (the "Total Series B Convertible Liquidation Amount"); provided, however, that if, upon any Liquidation Event or Extraordinary Transaction, the Residual Series B Convertible Liquidation Amount is not paid in full, the holders of the Series B Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Upon payment in full of the Total Series B Convertible Liquidation Amount in accordance with the terms hereof, the holders of the Series B Convertible Preferred Stock shall not have any conversion rights hereunder.

               b. CONVERSION RIGHTS NOT IMPAIRED. Except to the extent that the holders of Series B Convertible Preferred Stock shall have been paid in full under Section B.3(a), nothing in this Section B.3 shall in any way limit the right of conversion of the holders of the Series B Convertible Preferred Stock under Section B.4.

               c. NON-CASH CONSIDERATION. Notwithstanding the provisions of Section B.3(a), in connection with any Extraordinary Transaction, the holders of Series B Convertible Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation, in cash solely to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction in an amount equal to the Total Series B Convertible Liquidation Amount.

     Any securities or other consideration to be delivered to the holders of the Series B Convertible Preferred Stock upon any Extraordinary Transaction shall be valued pursuant to Section A.3(c) hereof.

               d. SURRENDER OF CERTIFICATES. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series B Convertible Preferred Stock shall be entitled under this Section B.3. Upon receipt of such payment, each holder of shares of Series B Convertible Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Convertible Preferred Stock, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an Affidavit of Loss, and each surrendered certificate shall be canceled and retired.

               e.   NOTICE.  Prior to the occurrence of any Liquidation
Event or Extraordinary Transaction, the Corporation will furnish each holder of Series B Convertible Preferred Stock notice in accordance with Section B.6 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation

Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series B Convertible Preferred Stock each holder of Series B Convertible Preferred Stock would receive pursuant to the provisions of Section B.3(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

          4. CONVERSION. The holders of the Series B Convertible Preferred Stock shall have the following conversion rights:

               a. VOLUNTARY CONVERSION. At any time, each holder of shares of Series B Convertible Preferred Stock shall be entitled, without the payment of any additional consideration, to cause each outstanding share of Series B Convertible Preferred Stock held by such holder to be converted into (i) the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series B Conversion Price (as defined in this Section B.4(a)) then in effect at the time of conversion into the Conversion Value of the Series B Convertible Preferred Stock, which shall initially be $1,000 per share, (ii)
 .59615384 of a fully paid and nonassessable share of Senior Redeemable Preferred Stock and (iii) .40384616 of a fully paid and nonassessable share of Junior Redeemable Preferred Stock. The "Series B Conversion Price" shall be $10.00 per share of Common Stock, subject to adjustment from time to time as provided in Section B.5 hereof. If a holder of shares of Series B Convertible Preferred
Stock elects to convert the outstanding shares of Series B Convertible Preferred Stock at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion. If a holder of Series B Convertible Preferred Stock elects to convert under this Section B.4(a), such holder shall deliver to the Corporation a written notice of conversion specifying (i) the number of shares of Series B Convertible Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock and for any Series B Convertible Preferred Stock not to be so converted to be issued and
(iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               b. AUTOMATIC CONVERSION. Each share of Series B Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock on the basis provided in Section B.4(a) above upon (i) the written election of the holder or holders of not less than a majority in voting power of the outstanding shares of Series B Convertible Preferred Stock, (ii) the written election of the holder or holders of not less than two-thirds in voting power of the outstanding shares of Series A Convertible Preferred Stock to convert such shares pursuant to Section A.4(b) hereof, or (iii) the closing of a Qualified Public Offering; provided that, in connection with any conversion resulting from a Qualified Public Offering, each holder of Series B Convertible Preferred Stock shall receive in lieu of shares of Senior Redeemable Preferred Stock and notwithstanding anything herein to the contrary, payment in full of the redemption price for each share of Senior Redeemable Preferred Stock to which such holder is entitled under Section C.4 and in lieu of shares of Junior Redeemable Preferred Stock and notwithstanding anything herein to the contrary, payment in full of the redemption price for each share of Junior Redeemable Preferred Stock to which such holder is entitled under Section C.4.

               c. CONVERSION PROCEDURES. Any holder of Series B Convertible Preferred Stock converting such shares into shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock, or whose shares are automatically converted pursuant to Section B.4(b), shall surrender the certificate or certificates representing the Series B Convertible Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series B Convertible Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series B Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Convertible Preferred Stock which shall not have been converted. The issuance of certificates for Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock upon conversion of Series B Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section B.4(c), in the event that the holders of shares of Series B Convertible Preferred Stock elect to convert such shares in connection with any Liquidation Event or Extraordinary Transaction, the holders shall deliver notice of such conversion no later than five (5) days before the occurrence of such Liquidation Event or the closing of such Extraordinary Transaction and such notice shall be effective as of, and shall in all cases be subject to, the occurrence of such Liquidation Event or closing of such Extraordinary Transaction. If such Liquidation Event or Extraordinary Transaction occurs, all outstanding shares of Series B Convertible Preferred Stock elected to be converted shall be deemed to have been converted into shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock immediately prior thereto, and the Corporation shall make appropriate provisions (i) for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event or Extraordinary Transaction, (ii) for the payment of the Senior Redeemable Liquidation Amount in connection with any Liquidation Event or the redemption of the Senior Redeemable Preferred Stock (issued upon such conversion) upon election of such redemption in connection with any Extraordinary Transaction, if applicable, as provided herein, and (iii) for the payment of the Junior Redeemable Liquidation Amount in connection with any Liquidation Event or the redemption of the Junior Redeemable Preferred Stock (issued upon such conversion) upon election of such redemption in connection with any Extraordinary Transaction, if applicable, as provided herein.

               d. EFFECTIVE DATE OF CONVERSION. The issuance by the Corporation of shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock upon a conversion of Series B Convertible Preferred Stock into shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock at the option of the holder(s) thereof pursuant to Section B.4(a) or B.4(b) hereof shall be effective as of the surrender of the certificate or certificates for the Series B Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or delivery of an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock upon a conversion of Series B Convertible Preferred Stock into Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock pursuant to Section B.4(b) hereof upon the written election of the holder or holders of not less than two-thirds in voting power of the outstanding shares of Series A Convertible Preferred Stock to convert such shares pursuant to Section A.4(b) hereof shall be deemed to be effective as of the effective time of the conversion of such shares of Series A Convertible Preferred Stock. The issuance by the Corporation of shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock upon a conversion of Series B Convertible Preferred Stock into Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock pursuant to Section B.4(b) hereof upon a Qualified Public Offering shall be deemed to be effective immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock.

               e. NO IMPAIRMENT. The Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the Series B Convertible Preferred Stock, the Senior Redeemable Preferred Stock and the Junior Redeemable Preferred Stock against impairment.

               f. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred

Stock such number of its shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose.

               g. NO CLOSING OF TRANSFER BOOKS. The Corporation shall not close its books against the transfer of shares of Series B Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series B Convertible Preferred Stock.

          5.   ADJUSTMENTS.

               a. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

               b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Series B Conversion Price of the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

               c. In case, at any time after the date hereof, of any capital reorganization (other than a reorganization constituting an Extraordinary Transaction), or any reclassification of the stock of the Corporation (other than as a result of a stock dividend payable on shares of Common Stock in the form of Common Stock or subdivision, split-up or combination involving the Common Stock), the shares of Series B Convertible Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he or it had converted his or its shares of Series B Convertible Preferred Stock into Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock. The provisions of this clause (c) shall similarly apply to successive capital reorganizations or reclassifications.

               d. All calculations under this Section B.5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               e. Upon the occurrence of each adjustment or readjustment pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price before and after such adjustment or readjustment, and
(iii) the number of shares of Common Stock, Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Convertible Preferred Stock.

          6.   REDEMPTION.

               a. MANDATORY REDEMPTION. Upon the election of the holder or holders of two-thirds in voting power of the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis) made at any time on or before March 1, 2001, the Corporation shall, to the extent it may do so under applicable law, redeem all of the outstanding shares of Series B Convertible Preferred Stock pursuant to this Section B.6 in three equal installments on March 31, 2001, March 31, 2002 and March 31, 2003 (each, a "Redemption Date") and the Series A Convertible Preferred Stock pursuant to Section A.6. The foregoing election shall be made by such holders giving written notice on or before March 1, 2001 to the Corporation and each of the other holders of Series B Convertible Preferred Stock.

               b. REDEMPTION PRICE. Upon the election to cause the Corporation to redeem the Series B Convertible Preferred Stock pursuant to Section B.6(a), all holders of Series B Convertible Preferred Stock shall be deemed to have elected to cause the Series B Convertible Preferred Stock to be so redeemed. The redemption price for each share of Series B Convertible Preferred Stock redeemed pursuant to this Section B.6 shall be the sum of (x) the Senior Series B Convertible Liquidation Amount, plus (y) any unpaid dividends to which such holder of outstanding shares of Series B Convertible Preferred Stock is entitled under Section B.2 and Section B.6(d) hereof (the "Series B Convertible Preferred Redemption Price"); provided, however, that if at a Redemption Date shares of Series B Convertible Preferred Stock are unable to be redeemed (as contemplated by Section B.6(c) below), in addition to the Series B Convertible Preferred Redemption Price the holders of Series B Convertible Preferred Stock shall be entitled to any interest accrued pursuant to Section B.6(c). The Series B Convertible Preferred Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. In connection with any redemption of the Series B Convertible Preferred Stock, the holders thereof shall also be entitled to receive the Junior Redeemable Preferred Stock and Common Stock that would be issuable upon conversion thereof. Until the full Series B Convertible Preferred Redemption Price, including any interest thereon, has been paid in cash for all shares of Series B Convertible Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the dividends accruing on the Senior Redeemable Preferred Stock); and (B) no shares of capital stock of the Corporation (other than the Series B Convertible Preferred Stock in accordance with this Section B.6 and the Series A Convertible Preferred Stock in accordance with Section A.6) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, other than pursuant to vesting, first refusal or repurchase provisions of agreements with employees, officers, directors or consultants of the Corporation in which the Corporation repurchases shares of capital stock of the Corporation at the original purchase price paid therefor by the applicable individual.

               c. INSUFFICIENT FUNDS FOR REDEMPTION. If, at a Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Series B Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series A Convertible Preferred Stock and the Series B Convertible Preferred (and, if applicable, the Senior Redeemable Preferred Stock) in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware. The shares of Series B Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to Section B.6, then during the period from the applicable Redemption Date through the date on which such unredeemed shares are redeemed, the applicable Series B Convertible Preferred Redemption Price of such shares shall bear interest at the greater of twelve percent (12%) per annum or five percent (5%) over the then prevailing prime rate, which interest shall be compounded annually.

               d. DIVIDEND AFTER REDEMPTION DATE. From and after a Redemption Date, no shares of Series B Convertible Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section B.2 hereof; provided, however, that in the event that shares of Series B Convertible Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.6(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.6(b) and B.6(c) until the date on which such shares are actually redeemed by the Corporation.

               e. SURRENDER OF CERTIFICATES. Upon receipt of the applicable Series B Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Series B Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series B Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series B Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired.

          7.   NOTICE.

               a. LIQUIDATION EVENTS, EXTRAORDINARY TRANSACTIONS, ETC. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event (as defined in Section A.3), any Extraordinary Transaction (as defined in Section A.3) or any Qualified Public Offering (as defined in Section A.4) becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Convertible Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction or Qualified Public Offering is expected to become effective, and
(C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

               b. WAIVER OF NOTICE. The holder or holders of a majority in voting power of the outstanding shares of Series B Convertible Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

               c. GENERAL. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series B Convertible Preferred Stock.

          8. NO REISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK. No share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          9. WAIVER. The holder or holders of a majority in voting power of the outstanding shares of Series B Convertible Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

     C.   SENIOR REDEEMABLE PREFERRED STOCK

          1. VOTING POWER. The holders of Senior Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise expressly required by law.

          2. DIVIDENDS. The holders of outstanding shares of Senior Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends on the Senior Redeemable Preferred Stock at the per annum rate of $50.00 per share from and after the date upon which two-thirds of the shares of Series A Convertible Preferred Stock shall have been converted.

          3. LIQUIDATION. Upon any Liquidation Event, each holder of outstanding shares of Senior Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows, on a parity with the payment of the Senior Series A Convertible Liquidation Amount and the Senior Series B Convertible Liquidation Amount and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Senior Redeemable Preferred Stock (including, without limitation, the Junior Redeemable Preferred Stock) an amount in cash equal to the sum of (a) $1,000 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Senior Redeemable Preferred Stock) (the "Senior Redeemable Liquidation Amount"), plus (b) any unpaid dividends to which such holder of outstanding shares of Senior Redeemable Preferred Stock is entitled pursuant to Section C.2 and C.4(d) hereof, plus (c) any interest accrued pursuant to Section C.4(c); provided, however, that if, upon any Liquidation Event, the amounts payable under this Section C.3 with respect to the Senior Redeemable Preferred Stock, the Senior Series A Convertible Liquidation Amount due on the Series A Convertible Preferred Stock under Section A.3(a)(i) and the Senior Series B Convertible Liquidation Amount due on the Series B Convertible Preferred Stock under Section B.3(a)(i) are not paid in full, the holders of the Senior Redeemable Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          4.   REDEMPTION.

               a.   MANDATORY REDEMPTION.

                    (i) AUTOMATIC. Immediately upon, and in all cases subject to, the closing of a Qualified Public Offering (a "Redemption Date"), the Corporation shall redeem all (and not less than all) of the outstanding shares of Senior Redeemable Preferred Stock at the Senior Redemption Price specified in Section C.4(b).

                    (ii) AFTER MARCH 31, 2001. The Corporation shall, to the extent it may do so under applicable law, redeem all of the outstanding shares of Senior Redeemable Preferred Stock in three equal installments on March 31, 2001, March 31, 2002 and March 31, 2003 (each, a "Redemption Date"): (A) in the event that two-thirds of the outstanding shares of Series A Convertible Preferred Stock shall have been converted, upon the election of the holder or holders of two-thirds in interest of the outstanding Senior Redeemable Preferred Stock and (B) otherwise upon the election of the holder or holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single class on an as-converted basis) to cause the

Corporation to redeem such shares under Sections A.6 and B.6 hereof or to convert the same in order to effect a redemption hereunder, in each case made at any time on or before March 1, 2001. The foregoing election shall be made by such holders giving written notice on or before March 1, 2001 to the Corporation, the holders of Series A Convertible Preferred Stock and each of the other holders of Senior Redeemable Preferred Stock.

                    (iii) UPON EXTRAORDINARY TRANSACTIONS. Upon the election of the holder or holders of two-thirds of the outstanding shares of Senior Redeemable Preferred Stock (or two-thirds in voting power of Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock voting together as a single class on an as-converted basis, as applicable, proposing to convert in order to effect a redemption hereunder), the Corporation shall, to the extent it may do so under applicable law, redeem all of the outstanding shares of Senior Redeemable Preferred Stock upon the occurrence of an Extraordinary Transaction (as defined in Section B.3). The foregoing election shall be made by such holders giving the Corporation and each other holder of Senior Redeemable Preferred Stock (or Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as applicable) not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

               b. REDEMPTION PRICE. Upon the election of the holders of two-thirds of the outstanding shares of Senior Redeemable Preferred Stock to cause the Corporation to redeem the Senior Redeemable Preferred Stock pursuant to Section C.4(a)(ii) or (iii), all holders of Senior Redeemable Preferred Stock shall be deemed to have elected to cause the Senior Redeemable Preferred Stock to be so redeemed. The redemption price for each share of Senior Redeemable Preferred Stock redeemed pursuant to this Section C.4 shall be the sum of (x) the Senior Redeemable Liquidation Amount, plus (y) any unpaid dividends to which such holder of outstanding shares of Senior Redeemable Preferred Stock is entitled under Section C.2 and Section C.4(d) hereof (the "Senior Redemption Price"); provided, however, that if at a Redemption Date shares of Senior Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section C.4(c) below), in addition to the Senior Redemption Price the holders of Senior Redeemable Preferred Stock shall be entitled to any interest accrued pursuant to Section C.4(c). The Senior Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the full Senior Redemption Price, including any interest thereon, has been paid in cash for all shares of Senior Redeemable Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Series A Convertible Preferred Stock in accordance with Section A.6, the Series B Convertible Preferred Stock in accordance with Section B.6 and the Senior Redeemable Preferred Stock in accordance with this Section C.4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, other than pursuant to vesting or first refusal provisions of agreements with employees, officers, directors or consultants of the Corporation in which the Corporation repurchases shares of capital stock of the Corporation at the original purchase price paid therefor by the applicable individual.

               c. INSUFFICIENT FUNDS FOR REDEMPTION. If, at a Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Senior Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Senior Redeemable Preferred Stock (and, if applicable, the Series A Convertible Preferred Stock) in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware. The shares of Senior Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to Section C.4, then during the period from the applicable Redemption Date through the date on which such unredeemed shares are redeemed, the applicable Redemption Price of such shares shall bear interest at the greater of twelve percent (12%) per annum or five percent (5%) over the current prime rate, which interest shall be compounded annually.

               d. DIVIDEND AFTER REDEMPTION DATE. From and after a Redemption Date, no shares of Senior Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section C.2 hereof; provided, however, that in the event that shares of Senior Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section C.4(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections C.4(b) and C.4(c) until the date on which such shares are actually redeemed by the Corporation.

               e. SURRENDER OF CERTIFICATES. Upon receipt of the applicable Senior Redemption Price by certified check or wire transfer, each holder of shares of Senior Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Senior Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Senior Redeemable Preferred Stock (or the holders of Series A Convertible Preferred Stock, as applicable), and each surrendered certificate shall be canceled and retired.

          5.   NOTICE.

               a.   LIQUIDATION EVENTS, EXTRAORDINARY TRANSACTIONS, ETC.
In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section A.3), any Extraordinary Transaction (as defined in Section A.3), or any Qualified Public Offering (as defined in Section A.4) becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Senior Redeemable Preferred Stock, at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary, Transaction, Equity Offering or Qualified Public Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

               b. WAIVER OF NOTICE. The holder or holders of a majority of the outstanding shares of Senior Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

               c. GENERAL. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Senior Redeemable Preferred Stock.

          6. NO REISSUANCE OF SENIOR REDEEMABLE PREFERRED STOCK. No share or shares of Senior Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          7. WAIVER. The holder or holders of seventy percent (70%) of the outstanding shares of Senior Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

     D.   JUNIOR REDEEMABLE PREFERRED STOCK

          1. VOTING POWER. The holders of Junior Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise expressly required by law.

          2. DIVIDENDS. The holders of outstanding shares of Junior Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends on the Junior Redeemable Preferred Stock at the per annum rate of $50.00 per share from and after the date upon which a majority of the shares of Series A Convertible Preferred Stock shall have been converted.

          3. LIQUIDATION. Upon any Liquidation Event, each holder of outstanding shares of Junior Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows, after payment in full of the Total Series A Convertible Liquidation Amount due to any holders of outstanding Series A Convertible Preferred Stock, the Senior Series B Convertible Liquidation Amount due to any holders of outstanding Series B Convertible Preferred Stock and the Senior Redeemable Liquidation Amount due to any holders of outstanding Senior Redeemable Stock, on a parity with the payment of the Junior Series B Convertible Liquidation Amount and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Junior Redeemable Preferred Stock, an amount in cash equal to the sum of (a) $1,000 per share

(adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Junior Redeemable Preferred Stock), plus (b) any unpaid dividends to which such holder of outstanding shares of Junior Redeemable Preferred Stock, plus (c) any interest accrued pursuant to Section D.4(c) is entitled pursuant to Section D.2 hereof (the "Junior Redeemable Liquidation Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Junior Redeemable Preferred Stock and the Junior Series B Convertible Liquidation Amount are not paid in full, the holders of the Junior Redeemable Preferred Stock and the Series B Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          4.   REDEMPTION.

               a.   MANDATORY REDEMPTION.

                    (i) AUTOMATIC. Immediately upon, and in all cases subject to, the closing of a Qualified Public Offering, the Corporation shall redeem all (and not less than all) of the outstanding shares of Junior Redeemable Preferred Stock at the Redemption Price specified in Section D.4(b); provided, however, that notwithstanding anything herein to the contrary, no redemption shall be made of the Junior Redeemable Preferred Stock if the Corporation shall not have redeemed all outstanding Senior Redeemable Preferred Stock (including any Senior Redeemable Preferred Stock which may be deemed to have been issued upon conversion of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock).

                    (ii) AFTER MARCH 31, 2004. Upon the election of the holder or holders of a majority in interest of the outstanding Junior Redeemable Preferred Stock made at any time on or before March 1, 2004, the Corporation shall, to the extent it may do so under applicable law, redeem all of the outstanding shares of Junior Redeemable Preferred Stock in three equal installments on the earlier of (A) the date which is the first anniversary of the date on which all of the Senior Redeemable Preferred Stock shall have been redeemed and on such date in each of the succeeding two years, or (B) March 31, 2004, March 31, 2005 and March 31, 2006 (each, a "Redemption Date"); provided, however, that notwithstanding anything herein to the contrary, no redemption shall be made of the Junior Redeemable Preferred Stock unless both (x) all of the outstanding Series A Convertible Preferred Stock and, with respect to the Senior Series B Convertible Liquidation Amount, the Series B Convertible Preferred Stock shall have been redeemed or converted and (y) the Corporation shall have redeemed all outstanding Senior Redeemable Preferred Stock (including any Senior Redeemable Preferred Stock which may be deemed to have been issued upon conversion of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock). The foregoing election shall be made by such holders giving written notice on or before March 1, 2004 to the Corporation, the holders of Series A Convertible Preferred Stock and Senior Redeemable Preferred Stock and each of the other holders of Junior Redeemable Preferred Stock.

                    (iii) UPON EXTRAORDINARY TRANSACTION. Upon the election of the holder or holders of a majority in interest of the outstanding Junior Redeemable Preferred

Stock, the Corporation shall, to the extent it may do so under applicable law, redeem all (and not less than all, other than pursuant to Section D.4(c) below) of the outstanding shares of Junior Redeemable Preferred Stock upon the occurrence of an Extraordinary Transaction (as defined in Section A.3); provided, however, that notwithstanding anything herein to the contrary, no redemption shall be made of the Junior Redeemable Preferred Stock unless both
(x) all of the outstanding Series A Convertible Preferred Stock and, with respect to the Senior Series B Convertible Liquidation Amount, the Series B Convertible Preferred Stock shall have been redeemed or converted and (y) the Corporation shall have redeemed all outstanding Senior Redeemable Preferred Stock (including any Senior Redeemable Preferred Stock which may be deemed to have been issued upon conversion of the Series A Convertible Preferred Stock or the Series B Preferred Stock). The foregoing election shall be made by such holders giving the Corporation and each other holder of Junior Redeemable Preferred Stock (or Series A Convertible Preferred Stock, as applicable) not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

               b. REDEMPTION PRICE. Upon the election of the holders of a majority in interest of the outstanding Junior Redeemable Preferred Stock to cause the Corporation to redeem the Junior Redeemable Preferred Stock pursuant to Section D.4(a)(ii) or (iii), all holders of Junior Redeemable Preferred Stock shall be deemed to have elected to cause the Junior Redeemable Preferred Stock to be so redeemed. The redemption price for each share of Junior Redeemable Preferred Stock redeemed pursuant to this Section D.4 shall be the Junior Redeemable Liquidation Amount (the "Junior Redemption Price"); provided, however, that if at a Redemption Date shares of Junior Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section D.4(c) below), in addition to the Redemption Price the holders of Junior Redeemable Preferred Stock shall be entitled to any interest accrued pursuant to Section D.4(c). The Junior Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the full Junior Redemption Price, including any interest thereon, has been paid in cash for all shares of Junior Redeemable Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Junior Redeemable Preferred Stock in accordance with this Section D.4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, other than pursuant to vesting, first refusal or repurchase provisions of agreements with employees, officers, directors or consultants of the Corporation in which the Corporation repurchases shares of capital stock of the Corporation at the original purchase price paid therefor by the applicable individual.

               c.  INSUFFICIENT FUNDS FOR REDEMPTION.  If, at a Redemption
Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Junior Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Junior Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware. The shares of Junior Redeemable

Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to Section D.4, then, during the period from the applicable Redemption Date through the date on which such unredeemed shares are redeemed, the applicable Junior Redemption Price of such shares shall bear interest at the greater of twelve percent (12%) per annum or five percent (5%) over the current prime rate, which interest shall be compounded annually.

               d. SURRENDER OF CERTIFICATES. Upon receipt of the applicable Redemption Price by certified check or wire transfer, each holder of shares of Junior Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Junior Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Junior Redeemable Preferred Stock (or the holders of Series A Convertible Preferred Stock, as applicable), and each surrendered certificate shall be canceled and retired.

          5.   NOTICE.

               a.   LIQUIDATION EVENTS, EXTRAORDINARY TRANSACTIONS, ETC.
In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section A.3), any Extraordinary Transaction (as defined in Section A.3), or any Qualified Public Offering (as defined in Section A.4) becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Junior Redeemable Preferred Stock, at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, Equity Offering or Qualified Public Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

               b. WAIVER OF NOTICE. The holder or holders of a majority in interest of the outstanding shares of Junior Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

               c. GENERAL. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Junior Redeemable Preferred Stock.

          6. NO REISSUANCE OF JUNIOR REDEEMABLE PREFERRED STOCK. No share or shares of Junior Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          7. WAIVER. The holder or holders of a majority in interest of the outstanding shares of Junior Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

     E.   UNDESIGNATED PREFERRED STOCK

          1. ISSUANCE. Subject to any limitations prescribed by law or this Amended and Restated Certificate, the Board of Directors of the Corporation or an authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the share of each such class or series and any qualifications, limitations and restrictions thereof. Any action of the Board of Directors or an authorized committee thereof under this Section E shall require an affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or an authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each class or series of such Undesignated Preferred Stock to the extent permitted by law:

               a. The distinctive class or serial designation and the number of shares constituting such class or series;

               b. The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

               c. The voting powers, full or limited, if any, of the shares of such class or series;

               d. Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               e. The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               f. Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               g. Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustment thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               h. The price or other consideration for which the shares of such class or series shall be issued;

               i. Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

               j. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation or an authorized committee thereof may deem advisable.

          2. RESTORATION OF STATUS. Subject to the authority of the Board of Directors as set forth in clause (i) above, any shares of Undesignated Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Undesignated Preferred Stock under this Section E.

     F.   COMMON STOCK

          1. VOTING POWER. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Series A Convertible Preferred Stock (to the extent provided by the provisions of Part A of this Article IV) and the holders of the Series B Convertible Preferred Stock (to the extent provided by the provisions of Part B of this Article IV) as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

          2. DIVIDENDS. The holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Series A Convertible Preferred Stock,

Series B Convertible Preferred Stock and Common Stock sharing pari passu in such dividends as contemplated by Sections A.2 and B.2.

          3. LIQUIDATION. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Senior Redeemable Preferred Stock or Junior Redeemable Preferred Stock, as applicable, are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and to the extent applicable under Sections A.3(a) and B.3(a), Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, with such stock being considered a single class for this purpose.

          4. FRACTIONAL SHARES: UNCERTIFICATED SHARES. The Corporation may issue fractional shares (up to five decimal places) of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock, or fractions thereof, may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Common Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Common Shares previously issued (or deemed issued) to such holder.

                                   ARTICLE V

     In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1. Election of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation to the extent specified therein.

                                   ARTICLE VI

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken, except at a duly convened meeting or by unanimous written consent of the stockholders entitled to vote thereat with respect to the matters submitted thereto, and the power of stockholders to act by other than unanimous written consent without a meeting, is specifically denied, provided that the foregoing shall not apply with respect to consent, approval or waiver rights of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Senior Redeemable Preferred Stock or Junior

Redeemable Preferred Stock set forth herein in cases for which less than unanimous consent is expressly provided.

                                  ARTICLE VII

     To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

                                  ARTICLE VIII

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director of the Corporation, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of this Article VIII by (a) the stockholders of the Corporation or (b) an amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.

                                   ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                     [Remainder of Page Intentionally Left Blank]

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 14th day of March, 1996.


                                    R&D SYSTEMS COMPANY



                                    By: /s/ Guy M. Lammle - CEO
                                       ---------------------------
                                    Name: Guy M. Lammle
                                    Title: Chief Executive Officer



ATTEST:


 /s/ KJ Cunningham
------------------------------
Name:  Kathy Cunningham
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              R&D SYSTEMS COMPANY



          R&D SYSTEMS COMPANY (the "Corporation), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          1.  The name of the Corporation is R&D Systems Company.

          2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 15, 1996.

          3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of Article I the following:

                                   "ARTICLE I

          The name of the Corporation is NxTrend Technology, Inc."


          4. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Executed on this 12th day of December, 1996.

                              /s/ KATHY CUNNINGHAM
                              -------------------------------------
                              Kathy Cunningham,
                              Chief Operating Officer,
                              Chief Financial Officer and Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



It is hereby certified that:

              1. The name of the corporation (hereinafter called the
                 "corporation") is

                            NxTrend Technology, Inc.

              2. The registered office of the corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

              3. The registered agent of the corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

              4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 5, 1997.

                                      NxTrend Technology, Inc.


                                      /s/ K J. Cunningham
                                      -------------------
                                      K. J. Cunningham,
                                      CFO/COO and Secretary